UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

Alnylam Pharmaceuticals, Inc.

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Items

On March 17, 2022, Alnylam Pharmaceuticals, Inc. (the “Company”) filed separate lawsuits in the United States District Court for the District of Delaware against (1) Pfizer, Inc. and its subsidiary Pharmacia & Upjohn Co. LLC (collectively “Pfizer”) and (2) Moderna, Inc., and its subsidiaries ModernaTX, Inc., and Moderna US, Inc. (collectively “Moderna”). The lawsuits seek damages for infringement of U.S. Patent No. 11,246,933 (the “’933 Patent”) in Pfizer’s and Moderna’s manufacture and sale of their messenger RNA (“mRNA”) COVID-19 vaccines. The patent relates to the Company’s biodegradable cationic lipids that are foundational to the success of the mRNA COVID-19 vaccines.

The Company is seeking judgment that each of Pfizer and Moderna is infringing the ‘933 Patent, as well as damages adequate to compensate for the infringement, but in no event less than a reasonable royalty for the unlicensed uses made of Alnylam’s patented lipids by Pfizer and Moderna, together with interest and costs as may be awarded by the court. As stated in the filed complaints, the Company is not seeking injunctive relief in these lawsuits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: March 17, 2022	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton Executive Vice President, Chief Financial Officer